EXHIBIT 23.1

February __, 2008

Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, WV 25702

RE:      Registration Statement on Form S-4 With Respect to
Citizens First Bank, Inc. and Traders Bankshares, Inc.

Gentlemen:

We hereby consent to the use of our two draft opinions with respect to the anticipated tax aspects of the mergers of the referenced companies with your subsidiaries as exhibits to the S-4 Registration Statement to be filed on February ___, 2008 in connection with such mergers.

Very truly yours,

HUDDLESTON BOLEN LLP

Thomas J. Murray

TJM/cgd